Exhibit 10.30

Änderungsvereinbarung	Amendment Agreement
zwischen	between
Energizer Deutschland GmbH Mettmanner Straße 25 40699 Erkrath
─ nachfolgend „Gesellschaft“ ─	─ hereinafter referred to as “Company” ─
Und	and
Robin Vauth Altenbergstrasse 14 40235 Düsseldorf
─ nachfolgend „Geschäftsführer“ ─	─ hereinafter referred to as “Managing Director” ─
1 Rolle	1 Role
Mit Wirkung zum 1. Oktober 2016 wird der Geschäftsführer zusätzlich die Position des Chief Business Officer International übernehmen. Haftung, Direktions- und Freigabe-rechte werden in einer separaten Regelung festgehalten.
From 1st of October the Managing Director shall assume in addition the role as Chief Business Officer International Liability, Managing Line and Procurement Line will be defined in a separate Policy.
2 Vergütung	2 Remuneration
2.1    Mit Wirkung zum 1. Oktober 2016 beträgt das jährliche Bruttogrund-gehalt EUR 350.835,51, zahlbar in 12 gleichen Raten. In 2016 und sofern der Geschäftsführerdienst-vertrag unterjährig endet, wird das jährliche Bruttogrundgehalt anteilig geschuldet.

2.1    As of October 1, 2016 the annual base salary will amount to EUR 350,835.51 to be paid in 12 equal instalments. In 2016 and in the event that the Managing Director Service Agreement ends during a calendar year, the annual base salary shall be paid out on a pro rata basis.

Exhibit 10.30

2.2 Der jährliche Zielbonus beträgt ab dem 1. Oktober 2016 50% des jährlichen Bruttogrundgehalts.	2.2 From 1st of October 2016 the bonus target shall be 50% of the annual gross base salary.
2.3 Mit Zahlung der Vergütung gem. vorstehender Ziff. 2.1 und 2.2 sind sämtliche Tätigkeiten des Geschäfts-führers auch für verbundene Unternehmen vollständig abgegol-ten.	2.3 By payment of the remuneration according to Sec. 2.1 and 2.2 above any activities of the Managing Director also for affiliated companies are deemed to be compensated.
3 Sonstiges	3 Other provisions
3.1    Die Regelungen des Geschäftsfüh-rerdienstvertrags (vom 23. August 2007) sowie die Überleitungsverein-barung zwischen der Gesellschaft, dem Geschäftsführer sowie der Wilkinson Sword GmbH (vom 10. Juli 2015) bleiben im Übrigen unberührt.

3.1    For the rest, the provisions of the Managing Director Service Agreement (from 23rd of August 2007) as well as the transfer agreement between the Company, the Managing Director and Wilkinson Sword GmbH shall remain unaffected.

3.2 Die deutsche Version des Vertrages hat gegenüber der englischen Übersetzung Vorrang.	3.2 The German version of the contract shall prevail over the English translation.

October 24, 2016 Datum/ Date	November 23, 2016 Datum/ Date
/s/ Emily K. Boss Energizer Deutschland GmbH, Managing Director	/s/ Robin Vauth Robin Vauth

Exhibit 10.30

GESCHÄFTSFÜHRER-DIENSTVERTRAG	MANAGING DIRECTOR SERVICE AGREEMENT
zwischen der	between
(1) Wilkinson Sword GmbH, Schützenstrasse 110, 42659 Solingen,
Deutschland, (die „Gesellschaft“), hier vertreten durch ihren alleinigen Gesellschafter	Germany, (the „Company“), here represented by its sole shareholder
Energizer Deutschland GmbH & Co KG, Itterpark 8, 40724 Hilden,
Deutschland, (der „Gesellschafter“), vertreten hier durch ihre Komplementärin	Germany, (the „Shareholder“), represented here by its general partner,
Energizer Management Holding Verwaltungs GmbH, Hilden,
Deutschland, ihrerseits vertreten durch ihren einzelvertretungsberech-tigten Geschäftsführer Herrn Günter F. Hübner	Germany, itself being represented by its managing director with sole powers of representation
Und	and
(2) Herrn Robin Vauth, Uhlandstr. 18. 40237 Düsseldorf, Germany.
Deutschland, (der „Geschäftsfüh-rer“).	Germany, (the „Managing Director“).
- die Gesellschaft und der Geschäftsführer, auch die „Parteien“ genannt.	- the Company and the Managing Director also referred to as the „Parties“.
Präambel	Preamble
Der Geschäftsführer soll zu einem Geschäftsführer der Gesellschaft bestellt werden. Aus diesem Grund vereinbaren die Parteien spätestens mit Wirkung zum 1. Januar 2008 (dem „Anfangsdatum“) folgenden Geschäftsführer-Dienstvertrag:

The Managing Director is to be appointed a managing director of the Company. On this basis, the Parties enter into this Managing Director Service Agreement no later than 1 January 2008 (the „Commencement Date“):

1 Aufgaben und Pflichten	1 Position and Scope of Duties
1.1 Der Geschäftsführer ist Geschäfts-führer der Gesellschaft. Er vertritt die Gesellschaft nach Maßgabe des Gesellschaftsvertrages und der Bestimmungen der zuständigen Gesellschaftsorgane.
1.1    The Managing Director will be a managing director of the Company. He acts on behalf of the Company in accordance with both the Company’s Articles and the directions of the competent company bodies.

Exhibit 10.30

1.2    Der Geschäftsführer hat umfassende Verantwortung für die Gesamtleitung sämtlicher Geschäftstätigkeit bezüg-lich Marketing, Vertrieb, Kunden-service und Finanzmanagement für das gesamte Produkt-Portfolio. In Ausführung dieser Aufgaben wird der Geschäftsführer dem Vice President North Europe & Blades Strategy Bericht erstatten.

1.2    The Managing Director has overall responsibility to effectively direct all commercial activities relating to the marketing, sale, customer support and financial management for the full portfolio range of products. In fulfilling these responsibilities, the Managing Director will report to the Vice President, North Europe & Blades Strategy.

1.3    Der Geschäftsführer führt seine Aufgaben nach Maßgabe der Gesetze, des Gesellschaftsvertrages, einer etwaigen Geschäftsordnung in der jeweils gültigen Fassung und der Bestimmungen der zuständigen Gesellschaftsorgane, im Übrigen selbständig und eigenverantwortlich.

1.3    The Managing Director will perform his duties in accordance with the law, the Articles of the Company, any management rules, as amended from time to time, and the directions of the competent company bodies, but otherwise independently and on his own authority.

1.4    Die Gesellschaft kann jederzeit weitere Geschäftsführer bestellen, Geschäftsführer abberufen, die Vertretungs- oder Geschäftsfüh-rungsbefugnisse aller oder einzelner Geschäftsführer ändern oder die interne Geschäftsverteilung unter den Geschäftsführern neu ordnen.

1.4    The Company may at any time appoint additional managing directors, remove managing directors from office, change both the power-of-attorney and the power-of-management of all or of individual managing directors, or reorganize the internal allocation of responsibilities among the managing directors.

Exhibit 10.30

1.5    Der Geschäftsführer übernimmt auf Wunsch der Gesellschaft ohne weitere Vergütung auch Positionen oder Ämter bei mit der Gesellschaft verbundenen Unternehmen (§ 15 AktG). Ebenso übernimmt der Geschäftsführer Positionen oder Ämter bei Verbänden, Berufsvereini-gungen oder sonstigen Organisatio-nen, in denen die Gesellschaft oder ein verbundenes Unternehmen Mitglied ist. Ihm von dritter Seite diesbezüglich gewährte Vergütungen oder Aufwandsentschädigungen führt der Geschäftsführer an die Gesellschaft ab. Auf Wunsch der Gesellschaft legt der Geschäftsführer im Interesse der Gesellschaft oder verbundener Unternehmen übernom-mene Positionen oder Ämter nieder und setzt sich nach besten Kräften dafür ein, dass von der Gesellschaft benannte Nachfolger in die Positio-nen oder Ämter nachrücken.

1.5    The Managing Director will, upon the Company’s request, without any additional remuneration, also accept positions or offices in companies affiliated with the Company (Section 15 Stock Companies Act). In the same way, the Managing Director will also accept positions or offices in associations and professional or other organizations of which the Company or an affiliated company is a member. The Managing Director will transfer to the Company any remuneration or allowances he receives from third parties in this respect. Upon the Company’s request, the Managing Director will resign from any position or office accepted in the interests of the Company or an affiliated company and he will do his utmost to ensure that the person nominated by the Company will succeed him in the position or office.

Exhibit 10.30

1.6    Der Geschäftsführer bestätigt, dass er zum Anfangsdatum seine Tätigkeit frei von direkten oder indirekten vertraglichen Einschränkungen früherer Arbeitgeber aufnehmen kann. Der Geschäftsführer bestätigt, dass er keinerlei einem seiner früheren Arbeitgeber (inklusive Auftraggeber im Rahmen von Beratungsmandaten) gehörenden vertraulichen oder urheberrechtlich geschützten Daten entwendet oder sich sonst widerrechtlich angeeignet hat und dass er solche Daten weder in seinem Besitz hat noch über sie verfügt. Der Geschäftsführer bestä-tigt, dass er all seinen Arbeitgebern sämtliche solcher vertraulichen oder urheberrechtlich geschützten Daten zurückgegeben hat. Der Geschäfts-führer wird die Gesellschaft für etwaige Nachteile entschädigen, die die Gesellschaft infolge eines Ver-stoßes gegen die vorangehenden Erklärungen erleidet.

1.6    The Managing Director represents that as of the Commencement Date he will be free to accept service hereunder without any contractual restrictions, express or implied, with respect to any of his prior employers. The Managing Director represents that he has not taken or otherwise misappropriated and does not have in his possession or control any confidential and proprietary information belonging to any of his prior employers or connected with or derived from his services to prior employers (including those to whom he has provided consulting services). The Managing Director represents that he has returned to all prior employers any and all such confidential and proprietary information. The Managing Director will indemnify the Company for any losses it suffers as a result of breach by the Managing Director of the foregoing representations.

2 Umfang und Ort der Dienste	2 Scope and Place of Service
2.1    Der Geschäftsführer stellt seine ganze Arbeitskraft und all sein Wissen und Können in den Dienst der Gesellschaft. In der Bestimmung seiner Tätigkeitszeiten ist der Geschäftsführer im Rahmen der betrieblichen Erfordernisse frei.
2.1 The Managing Director will devote all his working capacity, knowledge and skills into the services of the Company. He will be able to schedule his working hours, subject to business requirements.
2.2 Dienstort des Geschäftsführers ist der Sitz der Gesellschaft in Solingen.	2.2 The Managing Director’s place of service is the seat of the Company in Solingen.

Exhibit 10.30

3 Neben- und andere Tätigkeiten	3 Side and Other Activities
3.1    Die entgeltliche oder unentgeltliche Übernahme von Nebentätigkeiten, Ehrenämtern oder Aufsichtsrats-, Beirats- oder ähnlichen Mandaten sowie die mittelbare oder unmittel-bare Beteiligung, einschließlich Beteiligungen, an anderen Unter-nehmen ist dem Geschäftsführer nur mit vorheriger, schriftlicher Zustim-mung der zuständigen Gesellschaft-sorgane gestattet und muss den einschlägigen Bestimmungen des Handbuchs der Energizer Holdings Inc. über Business Practices and Standards of Conducts in ihrer jeweils geltenden Fassung entspre-chen. Die Zustimmung wird erteilt, wenn die Tätigkeits-, Amts- oder Mandatsübernahme oder die Beteiligung an anderen Unternehmen weder die Arbeitskraft oder Arbeits-zeit des Geschäftsführers noch berechtigte Interessen der Gesell-schaft beeinträchtigt. Die Zustim-mung kann widerrufen werden, wenn die Voraussetzungen für ihre Erteilung nicht mehr vorliegen. Bei der Ausübung des Widerrufsrechts sind die berechtigten Interessen des Geschäftsführers zu berücksichtigen. Aktienbesitz des Geschäftsführers von weniger als 1% des Grund-kapitals börsennotierter Gesellschaf-ten bedarf nicht der Zustimmung der Gesellschaft.

3.1    The acceptance, for or without compensation, of any side activity or any honorary duty or office in supervisory or advisory boards or similar office as well as the direct or indirect participation, including shareholdings, in other companies will require the prior written consent of the competent company bodies and must comply with the relevant terms of the then applicable Energizer Holdings Inc. Business Practices and Standards of Conducts Handbook. The consent will be granted if the acceptance of an activity or office or the participation in other companies affects neither the Managing Director’s working capacity and time nor the Company’s legitimate interests. The consent may be revoked if the conditions for the granting of the consent are no longer fulfilled. When exercising the right of revocation, the Managing Director’s legitimate interests will be taken into consideration. Shareholdings of less than 1% of the share capital of publicly traded companies held by the Managing Director do not require the Company’s consent.

Exhibit 10.30

3.2    Wissenschaftliche und literarische Tätigkeiten sind zulässig, sofern sie mit den einschlägigen Bestimmungen des Handbuchs der Energizer Holdings Inc. über Business Practices and Standards of Conducts in ihrer jeweils geltenden Fassung überein-stimmen und weder die Arbeitskraft oder -zeit des Geschäftsführers beeinträchtigen noch vertrauliche Informationen der Gesellschaft oder eines mit ihr verbundenen Unter-nehmens der Allgemeinheit zugäng-lich machen. Für Veröffentlichungen und Vorträge, die die Interessen der Gesellschaft oder eines mit ihr verbundenen Unternehmens berüh-ren, ist die vorherige, schriftliche Zustimmung der zuständigen Gesell-schaftsorgane einzuholen.

3.2    Academic and literary work is permitted, provided that it complies with the relevant terms of the then applicable Energizer Holdings Inc. Business Practices and Standards of Conducts Handbook and neither adversely affects the working capacity and time of the Managing Director nor makes confidential information of the Company or any of its affiliated companies available to the public. Publications and lectures affecting the interests of the Company or any of its affiliated companies require the prior written approval of the competent company bodies.

4 Vergütung	4 Remuneration
4.1    Der Geschäftsführer erhält ein jährliches Festgehalt in Höhe von € 230.000 brutto (das „Festgehalt“). Es ist in zwölf gleich hohen Raten von € 19.166,67 am Ende eines jeden Kalendermonats zu zahlen. Mit dem Festgehalt sind auch außerhalb üblicher Dienstzeiten erbrachte Dienste des Geschäftsführers abge-golten.

4.1    The Managing Director will receive an annual fixed salary in the gross amount of € 230,000 (the „Base Salary“). This shall be payable in equal monthly instalments of € 19,166.67 at the end of each calendar month. The Base Salary also compensates for any activities of the Managing Director outside the usual service hours.

4.2 Das Festgehalt wird in regelmäßigen, bei der Gesellschaft üblichen Abständen überprüft.	4.2 The Base Salary will be reviewed on a regular basis in line with Company practice.

Exhibit 10.30

4.3    Der Geschäftsführer ist berechtigt, an einem leistungsbezogenen jährlichen Bonusprogramm teilzunehmen. Genaue Einzelheiten zu Zielen und Auszahlungsfaktoren werden jährlich gesondert festgelegt. Grundsätzlich jedoch beträgt der Bonus 25% des jeweiligen jährlichen Bruttogrund-gehalts, sofern die Ziele erfüllt werden, und kann bis zu einem Maximum von 46% des jährlichen Bruttogrundgehalts erhöht werden, wenn die Ziele übertroffen werden. Eine etwaige Zahlung ist eine freiwillige Leistung und begründet keinen Anspruch auf Zahlung für die Zukunft. Weitere Einzelheiten wer-den separat festgesetzt.
Im Hinblick auf das Geschäftsjahr vom 01. Oktober 2007 bis zum 30. September 2008 wird die Gesell-schaft dem Geschäftsführer einen einmaligen garantierten Bonus in Höhe von € 57.000 brutto im November 2008 auszahlen, voraus-gesetzt, dass sich das Dienst-verhältnis zum Auszahlungszeit-punkt in einem ungekündigten Zustand befindet, es sei denn, es handelt sich dabei um eine außerordentliche Kündigung des Geschäftsführers.

4.3    The Managing Director will be eligible to participate in a performance-related annual bonus programme. Details of targets and payout factors will be confirmed each year under separate cover, however, in principle, the bonus award will amount to 25% of the respective annual gross Base Salary if the target performance criteria are met, and may accelerate to a maximum of 46% of annual gross Base salary if targets are exceeded. Even if a bonus payment is granted more than once and unconditionally, this will not give rise to an entitlement by the Managing Director to continued payment of such a benefit in the future. Further details will be provided separately.
In respect of the financial year 1 October 2007 through 30 September 2008, the Company will pay the Managing Director a one-off guaranteed bonus amount of € 57,500 gross in November 2008, provided this service agreement has not been terminated by that date unless the reason for the termination is termination by the managing director for good cause.

4.4    Sagt eine dritte Person (einschließlich solcher Unternehmen, die mit der Gesellschaft verbunden sind) dem Geschäftsführer Anteile an der Gesellschaft oder an mit der Gesell-schaft verbundenen Unternehmen oder diesbezügliche Optionen oder Ansprüche auf Optionen oder Stock Appreciation Rights oder Phantom Stocks zu, so werden solche Zusagen weder Bestandteil des Dienstver-hältnisses zwischen den Parteien dieses Vertrages noch begründen sie Verpflichtungen der Gesellschaft.

4.4    In the event that a third party (including companies which are affiliated with the Company) promises the Managing Director shares in the Company or in companies affiliated with the Company or options to acquire such shares or rights to such options or stock appreciation rights or phantom stocks, such promise shall neither become part of the service agreement between the parties to this Agreement nor create any obligations of the Company.

4.5 Die Vergütungsansprüche des Geschäftsführers sind nicht abtretbar.	4.5 The Managing Director’s remuneration is not assignable.

Exhibit 10.30

5 Betriebliches Versorgungswerk	5 Company Pension Benefits
Der Geschäftsführer ist berechtigt, an der betrieblichen Altersversorgung der Gesellschaft entsprechend der dafür geltenden Bestimmungen teil-zunehmen. Weitere Einzelheiten werden gesondert mitgeteilt.
The Managing Director will be eligible for participation in the company pension scheme, consistent with the applicable pension scheme rules. Further details will be provided separately.
6 Sozialversicherungsbeiträge	6 Social Security Contributions
Soweit die Tätigkeit des Geschäftsführers sozialversiche-rungspflichtig ist, trägt die Gesell-schaft die gesetzlichen Arbeitgeber-beiträge. Die Gesellschaft über-nimmt 50% der Kranken- und Pflegeversicherungsbeiträge, maxi-mal jedoch 50% des Höchstbeitrages der gesetzlichen Krankenkassen.

To the extent that the Managing Director’s services are subject to social security, the Company will bear the statutory employer’s contribution. The Company will bear 50% of the Employee’s health insurance social security contribution up to 50% of the statutory maximum levels.

7 Vergütung bei Dienstunfähigkeit oder Tod	7 Remuneration in the Event of Incapacity or Death
7.1    Bei einer vorübergehenden Dienstun-fähigkeit des Geschäftsführers aufgrund von Krankheit oder eines anderen von ihm nicht zu vertretenden Grundes zahlt die Gesellschaft dem Geschäftsführer für maximal 13 Wochen den Differenz-betrag zwischen dem üblichen Nettoeinkommen des Geschäfts-führers und der Leistung, die der Geschäftsführer von seiner Kranken-kasse erhält oder üblicherweise erhalten würde. Ansonsten gelten die Bestimmungen des Entgeltfortzah-lungsgesetzes analog.

7.1    In the case of temporary incapacity of the Managing Director to provide services due to illness or any other reason beyond his control, the Company will pay the Managing Director the difference between the usual net income of the Managing Director and the usual benefits which the Managing Director receives or would receive from a health fund for a maximum 13 weeks. Otherwise, the terms of the Sick Pay Act apply.

7.2    Stirbt der Geschäftsführer während der Dauer dieses Vertrages, so zahlt die Gesellschaft seinem überleben-den Ehepartner und seinen noch in Ausbildung befindlichen Kindern als Gesamtgläubiger das Festgehalt für den Sterbemonat und drei weitere Monate fort.

7.2    In the event of death of the Managing Director during the term of this Agreement, the Company will continue to pay the Base Salary to his surviving spouse and to his children in school or education as joint creditors for the month in which the death has occurred and for three additional months.

Exhibit 10.30

8 Gruppenunfallversicherung	8 Group Accident Insurance
Für die Dauer des Dienstverhältnisses gewährt die Gesellschaft dem Geschäftsführer eine Gruppenunfall-versicherung. Einzelheiten werden gesondert mitgeteilt.	During the service relationship, the Company will provide group accident insurance coverage to the Managing Director. Details will be provided separately.
9 Erstattung von Aufwendungen	9 Reimbursement of Expenses
Die Gesellschaft erstattet dem Geschäftsführer alle ihm in der Ausübung seiner Pflichten entstehen-den angemessenen und ordnungsge-mäß nachgewiesenen und abgerech-neten Kosten unter Berücksichtigung der steuerlich erlaubten Sätze und in Übereinstimmung mit den Gesell-schaftsrichtlinien.

The Company will reimburse the Managing Director for all reasonable and properly evidenced and reported expenses incurred by him in the course of performing his duties, taking account of the rates allowed under tax law and pursuant to company policy.

10 Dienstwagen	10 Company Car
10.1    Die Gesellschaft stellt dem Geschäftsführer zu dienstlichen Zwecken einen Dienstwagen zur Verfügung. Einzelheiten über die Nutzung und sonstige Abläufe hinsichtlich Dienstwagen sind in den gesondert erhältlichen Dienstwagen-bedingungen aufgeführt.

10.1    For business purposes, the Company will make a company car available to the Managing Director. The details of the use and procedures relating the company cars are detailed in the Company Car Policy, which is available separately.

10.2    Der Geschäftsführer darf den Dienst-wagen auch privat nutzen. Er trägt auf die Privatnutzung anfallende Steuern. Das Recht des Geschäfts-führers zur Privatnutzung des Dienstwagens entfällt entschädi-gungslos mit dem Ende seines Amtes als Geschäftsführer. In diesem Fall gibt der Geschäftsführer den Dienstwagen unverzüglich im ordnungsgemäßen Zustand und mit allen Papieren und Schlüsseln am Sitz der Gesellschaft zurück. Zurück-behaltungsrechte bestehen nicht.

10.2    The Managing Director may use the company car for his private purposes. He will bear the taxes on the private use. The right to the private use of the car will expire without compensation upon the termination of his managing director office. In such case, the Managing Director will immediately return the company car to the Company’s seat in its proper condition and with all documents and keys. Any rights of retention are excluded.

Exhibit 10.30

11 Urlaub	11 Vacation
Der Geschäftsführer hat Anspruch auf einen jährlichen Erholungsurlaub von dreißig (30) Arbeitstagen. Die Zeit seines Urlaubs legt er nach Abstimmung mit etwaigen Mitgeschäftsführern, Vorgesetzten oder den zuständigen Gesellschafts-organen unter Berücksichtigung der Interessen der Gesellschaft fest. Urlaub, der nicht binnen drei Monaten nach dem Ende eines Kalenderjahres genommen ist, verfällt entschädigungslos, soweit nicht schriftlich etwas anderes vereinbart wird.

The Managing Director is entitled to an annual vacation of thirty (30) working days. He will schedule his vacation after consultation with any co-managing directors, direct reports or the competent company bodies taking the interests of the Company into consideration. Vacation not taken within three months after the end of a calendar year will be forfeited without any right of compensation unless otherwise agreed in writing.

12 Geheimhaltung	12 Secrecy
12.1    Der Geschäftsführer wird sowohl während seines Dienstverhältnisses als auch nach dessen Ende - ohne zeitliche Befristung - über alle ihm anvertrauten, zugänglich gemachten oder sonst bekannt gewordenen vertraulichen Angelegenheiten, ins-besondere Betriebs- und Geschäfts-geheimnisse, der Gesellschaft oder eines mit der Gesellschaft verbundenen Unternehmens Still-schweigen bewahren und Betriebs- und Geschäftsgeheimnisse nicht selbst verwerten und wird zu jeder Zeit die einschlägigen Bestim-mungen des Handbuchs der Energizer Holdings Inc. über Business Practices and Standards of Conducts in ihrer jeweils geltenden Fassung befolgen.

12.1    During the term of this Agreement and thereafter, the Managing Director will -without restrictions in time - not disclose to any third party any of the business or operational secrets of the Company or any affiliated company which have been entrusted or otherwise become known to him, and he will not utilize such business or operational secrets himself, and shall at all times abide by the relevant provisions of the then applicable Energizer Holdings Inc. Business Practices and Standards of Conducts Handbook.

Exhibit 10.30

12.2    Geschäftliche Unterlagen aller Art, einschließlich persönlicher Aufzeich-nungen, die sich auf Angelegenheiten oder Tätigkeiten der Gesellschaft oder mit der Gesellschaft ver-bundener Unternehmen beziehen, dürfen nur zu geschäftlichen Zwecken verwendet werden, sind sorgfältig aufzubewahren und der Gesellschaft auf Aufforderung unverzüglich und in jedem Fall spätestens bei Beendigung des Dienstverhältnisses auszuhändigen. Zurückbehaltungsrechte sind ausge-schlossen.

12.2    Any business records, including personal notes concerning the Company’s or any affiliated company’s affairs and activities, will be used only for business purposes, will be kept carefully, and must be immediately handed over to the Company upon request and in any event no later than upon the effective date of termination of the service. Any rights of retention are excluded.

12.3    Über seine Vergütung hat der Geschäftsführer Dritten gegenüber Stillschweigen zu bewahren. Dies gilt nicht für die Fälle, in denen er gesetzlich berechtigt oder verpflichtet ist, Angaben über sein Einkommen zu machen, wie beispielsweise dem Finanzamt, dem Arbeitsamt oder einer sonstigen staatlichen Stelle.

12.3    The Managing Director must treat his remuneration as a confidential. This does not apply to cases where he is entitled or required by law to provide information about his income, such as, for example, to the tax authorities, the labour authorities or another state office.

Exhibit 10.30

13 Erfindungen, urheberrechtliche Werke	13 Inventions, Copyright Protected Works
Für Erfindungen und technische Verbesserungsvorschläge sowie urheberrechtlich geschützte Werke des Geschäftsführers gelten für den Geschäftsführer als Organvertreter nicht die für Arbeitnehmer geltenden Vorschriften. Der Geschäftsführer ist verpflichtet, über Erfindungen, technische Verbesserungsvorschläge sowie urheberrechtlich geschützte Werke, die er während seines Dienstverhältnisses macht oder entwickelt, der Gesellschaft schrift-lich Bericht zu erstatten. Der Geschäftsführer tritt hiermit alle Rechte an sämtlichen solchen Erfindungen, technischen Verbes-serungsvorschlägen sowie urheber-rechtlich geschützten Werken im Voraus an die Gesellschaft ab; sie werden ausschließlich Eigentum der Gesellschaft. Etwaige Vergütungs-ansprüche oder sonstige finanzielle Ansprüche des Geschäftsführers werden mit dem Grundgehalt abgegolten.

With respect to inventions, proposals for technical improvements and copyright protected works of the Managing Director, the rules which apply to employees will not apply to the Managing Director. The Managing Director must inform the Company in writing about inventions, proposals for technical improvements and copyright protected works which he makes or develops during the term of service. The Managing Director hereby assigns in advance all rights in respect of any such inventions, proposals for technical improvements and copyright protected works to the Company; they will be the exclusive property of the Company. Any remuneration or financial claims of the Managing Director are deemed compensated by the Base Salary.

14 Dauer und Beendigung des Dienst-verhältnisses und des Amtes	14 Term and Termination of the Service Agreement and of the Office
14.1    Das Dienstverhältnis beginnt mit dem Anfangsdatum und ist auf unbe-stimmte Zeit geschlossen. Während der ersten drei Monate des Dienstverhältnisses beträgt die beiderseitige Kündigungsfrist zwölf Monate zum Monatsende. Nach Ablauf von drei Monaten beträgt die beiderseitige Kündigungsfrist achtzehn Monate zum Ende des Monats. Zwingende Verlängerungen der von der Gesellschaft zu beachtenden Kündigungsfrist gelten auch für Kündigungen durch den Geschäftsführer.

14.1    The service agreement commences on the Commencement Date and is entered into for an indefinite period of time. During the first three months of service, the notice period required by either party is twelve months to the end of a month. Once the service relationship has existed for three months, the notice period required by either party is eighteen months to the end of a month. Any mandatory extension of the notice period required from the Company will also apply to notices given by the Managing Director.

Exhibit 10.30

14.2    Das Recht zur außerordentlichen Kündigung aus wichtigem Grund bleibt unberührt. Ein wichtiger Grund liegt für die Gesellschaft insbesondere vor, wenn der Geschäftsführer gegen die ihm im Innenverhältnis auferlegten Be-schränkungen der Geschäftsführung verstößt oder es unterlässt, den Gesellschafter über wesentliche Entwicklungen zu informieren.

14.2    The right to terminate without notice for good cause remains unaffected. A violation by the Managing Director of the internal limits of authority imposed upon him or failure to inform the shareholder about significant developments constitute example of such good cause for the Company.

14.3 Die Gesellschaft ist berechtigt, den Geschäftsführer jederzeit von seinem Amt als Geschäftsführer abzuberu-fen.	14.3 The Company may at any time remove the Managing Director from his office as managing director.
14.4    Der Geschäftsführer ist nach Abberufung von seinem Geschäfts-führersamt zur Leistung der Dienste oder zu sonstigen Tätigkeiten für die Gesellschaft weder berechtigt noch, mit Ausnahme von Abwicklungs- oder Übergabetätigkeiten, verpflich-tet. Die übrigen Pflichten der Parteien, einschließlich der Treue-pflichten und des Genehmigungs-vorbehalts betreffend Neben- und anderer Tätigkeiten, bleiben unbe-rührt. Noch nicht genommener Urlaub ist in der Zeit nach dem Ende des Amtes bis zum Ende des Dienstverhältnisses zu nehmen.

14.4    Upon removal from his managing director office, the Managing Director will not be entitled nor, except for transitional activities, be required to render services or other activities for the Company. The other duties of the parties, including loyalty obligations and the approval requirement with respect to side and other activities, remain unaffected. Any remaining vacation must be taken in the period between the expiration of the office and the end of the service agreement.

Exhibit 10.30

15 Nachvertragliches Wettbewerbsverbot	15 Restrictive Covenant
15.1    Der Geschäftsführer wird für die Dauer von zwölf Monaten nach dem Ende des Dienstverhältnisses weder in selbständiger, unselbständiger oder sonstiger Weise unmittelbar oder mittelbar für ein Unternehmen, das mit der Gesellschaft in Wettbewerb steht, tätig werden, falls und soweit er im Rahmen einer solchen Tätigkeit seine nicht allgemein zugänglichen Kenntnisse über Auftraggeber, Liefe-ranten, Produkte, Geschäftspolitik oder Betriebs- und Geschäftsgeheim-nisse der Gesellschaft oder mit der Gesellschaft verbundener Unterneh-men verwenden kann. In gleicher Weise ist es dem Geschäftsführer untersagt, während der Dauer der Wettbewerbsbeschränkung unmittel-bar oder mittelbar ein solches Unternehmen zu errichten, zu erwerben, zu betreiben oder sich an einem solchen Unternehmen zu beteiligen.

15.1    For a period of twelve months after the end of the service agreement, the Managing Director will neither as a self-employed or employed person nor otherwise, directly or indirectly, act for a competing enterprise of the Company, if and to the extent that, in the course of such activities, he can use information of the Company or affiliated companies with respect to customers, suppliers, products, business strategies or business and operational secrets which is not available to the public. Under the same conditions, the Managing Director will during the period of the restriction neither directly nor indirectly participate in, acquire, operate or establish such company.

Exhibit 10.30

15.2    Der Geschäftsführer wird für die Dauer von zwölf Monaten nach Beendigung des Dienstverhältnisses weder für sich noch in selbständiger, unselbständiger oder sonstiger Weise für Dritte unmittelbar oder mittelbar Aufträge von Auftraggebern, die in den letzten zwei Jahren vor Beendigung des Dienstverhältnisses zum Kundenkreis der Gesellschaft oder von mit der Gesellschaft verbundenen Unternehmen gleichen oder ähnlichen Geschäftszwecks gehörten, ersuchen, annehmen oder bearbeiten. In gleicher Weise ist es dem Geschäftsführer während der Dauer des Verbotes untersagt, auf den vorgenannten Kundenkreis in der Absicht einzuwirken, den Umfang der Auftragsbeziehung zur Gesell-schaft oder zu mit der Gesellschaft verbundenen Unternehmen gleichen oder ähnlichen Geschäftszwecks zu reduzieren oder zu begrenzen.

15.2    For a period of twelve months after the end of the service agreement, the Managing Director will neither for himself nor as a self-employed or employed person or otherwise for third parties, directly or indirectly, solicit or accept orders or work on assignments from principals who, in the last two years prior to the end of the service agreement, have belonged to the clientele of the Company or to the clientele of affiliated companies with the same or similar business purpose. Similarly, during the period of the restriction, the Managing Director will not act upon the aforementioned clientele in such manner as to reduce or limit the number and scope of the assignments of the Company or affiliated companies with the same or similar business purpose.

15.3    Der Geschäftsführer wird für die Dauer von zwölf Monaten nach Ende des Dienstverhältnisses weder für sich noch in selbständiger, unselb-ständiger oder sonstiger Weise für Dritte unmittelbar oder mittelbar Arbeitnehmer oder für die Gesell-schaft oder mit der Gesellschaft verbundene Unternehmen selbstän-dig Tätige dazu veranlassen oder dahingehend beeinflussen, ihre Tätigkeit für die Gesellschaft oder mit der Gesellschaft verbundene Unternehmen zu beenden.

15.3    For a period of twelve months after the termination of this Service Agreement, the Managing Director will, neither for himself nor as a self-employed or employed person or otherwise for third parties, directly or indirectly, induce or influence any person who is employed or engaged by the Company or a company affiliated with the Company as an employee or independent contractor to terminate his or her employment or engagement with the Company or a company affiliated with the Company.

15.4 Diese nachvertraglichen Beschrän-kungen gelten für Deutschland und den deutschsprachigen Raum, jedoch nur insoweit, als die Gesellschaft dort selbst oder durch Dritte tätig ist.	15.4 These restrictions will apply to Germany and the German speaking regions, but only to the extent that the Company operates in such regions either itself or through third parties.
15.5 Die Gesellschaft kann jederzeit mit einer Ankündigungsfrist von sechs Monaten auf die vereinbarten nachvertraglichen Wettbewerbsbe-schränkungen verzichten.	15.5 The Company may at any time waive the agreed post-contractual restrictions by giving six months’ notice.

Exhibit 10.30

15.6    Für jeden Fall der Zuwiderhandlung gegen die oben vereinbarten nachver-traglichen Wettbewerbsbeschränkun-gen zahlt der Geschäftsführer der Gesellschaft eine Vertragsstrafe. Verletzt dieselbe Handlung mehrere Verbote, wird nur eine Vertragsstrafe fällig. Die Vertragsstrafe beträgt das Zweifache des Betrages, den der Geschäftsführer infolge der verbots-widrigen Tätigkeit erhält, mindestens jedoch ein Drittel seiner zuletzt be-zogenen jährlichen Vergütung als Geschäftsführer der Gesellschaft. Wird dem Geschäftsführer die Vertragsstrafe von einer dritten Person erstattet, so erhöht sich die Vertragsstrafe um den ihm erstatteten Betrag. Die Vertragsstrafe wird im Falle eines Dauerverstoßes für jeden angefangenen Kalendermonat neu auferlegt. § 340 Abs. 1 BGB findet keine Anwendung, so dass das Verlangen nach Zahlung der Vertragsstrafe den Erfüllungsan-spruch nicht ausschließt.

15.6    In the event of any breach of the post-contractual restrictions agreed upon above, the Managing Director will pay the Company a contractual penalty. In the event that one and the same activity constitutes a breach of several restrictions, the contractual penalty will only be payable once. The contractual penalty will be twice the amount the Managing Director earns as a result of the forbidden activity and will be no less than one third of his last annual remuneration as managing director of the Company. In the event that the contractual penalty is reimbursed to the Managing Director by a third party, the contractual penalty will increase by the amount reimbursed. In the event of a continuing breach, the contractual penalty will be re-imposed for any calendar month commenced. Section 340 sub-section 1 German Civil Code does not apply, so that the request for payment of the contractual penalty does not exclude the claim for performance.

15.7    Der Geschäftsführer ist sowohl während des Dienstverhältnisses als auch während des nachvertraglichen Wettbewerbsverbots verpflichtet, auf schriftliches Verlangen der Gesell-schaft oder eines mit der Gesellschaft verbundenen Unternehmens schrift-lich Auskunft über von ihm zu diesem Zeitpunkt ausgeübte oder geplante berufliche Aktivitäten sowie frühere solche Aktivitäten, soweit sie während der Dauer des hiermit vereinbarten Wettbewerbsverbots ausgeführt wurden, zu erteilen. Dies schließt insbesondere die Verpflich-tung ein, das jeweilige Einkommen offenzulegen und dies durch entsprechende Einkommensnach-weise (Abrechnungen, Steuerbe-scheid) zu belegen.

15.7    During the service relationship as well as during the term of the herewith agreed post contractual restrictions, the Managing Director is obliged to disclose any professional activity conducted or contemplated by him at such time as well as any previous activity conducted during the term of the post-contractual restrictions herein in writing upon written request of the Company or any company affiliated with the Company. This includes the obligation to disclose respective income data and document such adequately.

Exhibit 10.30

15.8 Auf Verlangen der Gesellschaft wird der Geschäftsführer die so gemachten Angaben an Eides Statt versichern.	15.8 Upon request of the Company the Managing Director will provide an affidavit with regard to such declaration.
16 Schluss- und andere Bestimmun-gen	16 Miscellaneous
16.1    Dieser Dienstvertrag regelt die vertraglichen Beziehungen der Parteien abschließend. Nebenab-reden sind nicht getroffen. Änderun-gen und Ergänzungen dieses Vertra-ges bedürfen zu ihrer Wirksamkeit der Schriftform. Frühere Absprachen zwischen der Gesellschaft oder mit der Gesellschaft verbundener Unter-nehmen und dem Geschäftsführer betreffend das Dienstverhältnis enden hiermit.

16.1    This service agreement constitutes the entire understanding between the parties relating to the service. There are no ancillary agreements. Any amendments or additions to this Agreement will be made in writing to be effective. Any and all prior arrangements between the Company or companies affiliated with the Company and the Managing Director with respect to the service agreement will terminate herewith.

16.2 Mit dem Stichtag enden alle etwaigen früheren Arbeits- und Dienstverhält-nisse zwischen der Gesellschaft oder mit der Gesellschaft verbundenen Unternehmen und dem Geschäfts-führer.	16.2 All prior service and employment agreements between the Company or companies affiliated with the Company and the Managing Director will terminate upon the Effective Date.
16.3 Ansprüche aus und im Zusam-menhang mit dem Dienstverhältnis können nicht im Urkundsprozess geltend gemacht werden.	16.3 Claims under and in connection with this Agreement may not be brought in summary proceedings.
16.4    Sollte eine Bestimmung dieses Vertrages ganz oder teilweise ungültig sein oder werden, so wird hierdurch die Gültigkeit der übrigen Bestimmungen nicht berührt. Anstelle der ungültigen Bestimmung gilt diejenige gültige Bestimmung als vereinbart, die dem Sinn und Zweck der ungültigen Bestimmung am nächsten kommt. Dies gilt auch dann, wenn die Ungültigkeit der Bestimmung auf einem Maß der Leistung oder der Zeit beruht; es gilt dann das rechtlich zulässige Maß.

16.4    If any provision of this Agreement, in total or in part, is or becomes invalid, the validity of the other provisions will not be affected thereby. The invalid provision will be replaced by such valid provision which corresponds as closely as possible to the intention and purpose of the invalid provision. The same will apply, if the invalidity is based on a measurement of performance or time, in which case the extent permitted by law will be applicable.

16.5 Das Dienstverhältnis untersteht deut-schem Recht.	16.5 The service agreement will be governed by German law.
16.6 Die deutsche Fassung dieses Vertrages ist maßgeblich.	16.6 The German version of this Agreement will be authoritative.

Exhibit 10.30

Für die Gesellschaft / On behalf of the Company: Ort / Place: Datum / Date: Unterschrift / Signature: Günter F. Hübner	Geschäftsführer / Managing Director: Ort / Place: Dusseldorf, Germany Datum / Date: 29th of August Unterschrift / Signature: /s/ Robin Vauth Robin Vauth